UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) January 31, 2007
MYERS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

1293 South Main Street, Akron, OH	44301

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including area code (330) 253-5592

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On January 31, 2007, Myers Industries, Inc. (“Myers”) completed the disposition of its European Materials Handling Segment businesses to LINPAC Materials Handling Limited, a company organized and existing under the laws of England (“Linpac”). The acquisition was consummated pursuant to the terms of the Sale and Purchase Agreement dated October 20, 2006 between Myers and Linpac. Linpac acquired all outstanding securities of raaco International A/S, a Denmark company (“RIAS”) and MYELux International Finance SCS, a Luxembourg corporate partnership (“MIF”).
     Myers received proceeds of €74,018,686 (U.S. $96,350,124). The proceeds may be further adjusted subject to actual net working capital of the target companies at closing. Proceeds were used to reduce debt outstanding under its syndicated bank credit facility.
     In addition to the foregoing consideration, the purchaser will pay Myers, upon the sale by Allibert Buckhorn UK Limited (a subsidiary of MIF) of certain real property located in Gloucester, England, a portion of the net sale proceeds. The maximum amount of this deferred consideration is £1,500,000 (or U.S. $2,950,350)1.
     The description of the material terms of the sale and purchase agreement referenced above is qualified by reference to the complete text of the agreement included as Exhibit 1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the press release announcing the closing of the transactions is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

[1]	Conversion to U.S. Dollars for purposes hereof is based on a foreign exchange rate as of 2/1/2007 equal to 1.9669 U.S. Dollar per U.K. Pound (as published by the Wall Street Journal).
Item 9.01. Exhibits.
(d)	Exhibits — The following exhibits are furnished as part of this Current Report on Form 8-K:
1	Sale and Purchase Agreement, dated October 20, 2006, between Myers Industries, Inc. and LINPAC Materials Handling Limited.*
99.1 Press Release dated February 1, 2007.

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and schedules have been omitted from this filing. The registrant agrees to furnish to the Securities and Exchange Commission on a supplemental basis a copy of any omitted exhibit or schedule.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.
(Registrant)

DATE February 6, 2007	By:	/s/ Donald A. Merril
Donald A. Merril
Vice President,
Chief Financial Officer and Secretary